Exhibit 10.1

SUBLEASE

This Sublease (“Sublease”) dated August 18, 2021 (the “Execution Date”) is entered into by and between Salt Blockchain Inc., f/k/a/ SALT LENDING HOLDINGS, INC., a Delaware corporation (“Sublandlord”), and Intrepid Potash, Inc., a Delaware corporation (“Subtenant”).

1.	BASIC SUBLEASE PROVISIONS.

1.1    Premises: The premises under this Sublease consist of a stipulated 25,523 rentable square feet of space known as Suite 4200 located on the 42nd floor (the “Premises”) of the building located in Denver, Colorado, at 707 17th Street (the “Building”), as depicted in Exhibit A of the Master Lease (as defined below).

1.2    Master Landlord: SRI Ten DCC, LLC, or any successors thereto under the Master Lease (the “Master Landlord”).

1.3    Master Lease: Office Lease dated April 24, 2018 by and between Sublandlord, as tenant, and Master Landlord, as landlord (the “Master Lease”). Subtenant acknowledges receipt of a copy of the fully executed Master Lease.

1.4    Term: 40 months, beginning on the Commencement Date and ending on the Expiration Date unless terminated earlier in accordance with the terms and conditions of this Sublease.

1.5    Commencement Date: October 1, 2021.

1.6    Expiration Date: January 31, 2025.

1.7    Base Rent: Commencing March 1, 2022 and through the Expiration Date, Tenant shall pay to Sublandlord Base Rent as follows:

Period	Per Rentable Square Foot	Monthly Base Rent
3/1/2022 – 9/30/2022	$17.50	$37,221.04
10/1/2022 – 9/30/2023	$18.00	$38,284.50
10/1/2023 – 9/30/2024	$18.50	$39,347.95
10/1/2024 – 1/31/2025	$19.00	$40,411.41

Base Rent only, for the period from October 1, 2021 through February 28, 2022is abated. There shall be no abatement of Additional Rent (as defined below).

1.8     Subtenant’s Permitted Use: Subtenant may use the Premises for general office use, as permitted under the Master Lease.

1.9     Security Deposit: $80,822.82.

1.10    Sublandlord’s Address for Payment of Rent:

Attn:

1.11    Sublandlord’s Notice Address:

Attn:

1.12    Subtenant’s Notice Address:

Intrepid Potash, Inc.

707 17th Street, Suite 4200

Denver, CO 80202

Attn: Brian Stone, President

1.13    Brokers:                  For Sublandlord:         CBRE, Inc.

For Subtenant:            Newmark

1.14    The terms in the Basic Sublease Provisions above are used in this Sublease as defined terms and have the meanings given above. Other capitalized words and phrases have the meanings given in the Sublease. Unless otherwise indicated, all section and exhibit references are to the sections and exhibits of this Sublease.

2.          PREMISES. Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hereby subleases the Premises from Sublandlord for the Term, on and subject to the terms and conditions of this Sublease.

3.         TERM. The Term of this Sublease will begin on the Commencement Date and will terminate on the Expiration Date, unless terminated earlier in accordance with the terms and conditions of this Sublease. However, this Sublease may be terminated prior to the Expiration Date if the Master Lease is terminated for any cause whatsoever (and Master Landlord does not require Subtenant to attorn) or as provided elsewhere in this Sublease, and the Term will end on such earlier termination. Upon the expiration or earlier termination of the Term of this Sublease, Subtenant shall surrender the Premises to Sublandlord in the condition required under Section 20.a. (Surrender) of the Master Lease. Sublandlord shall reimburse to Subtenant the reasonable costs, as demonstrated by contractor invoices provided to Sublandlord, incurred by Subtenant prior to expiration of the Term to remove any Alterations (as defined in the Master Lease) from the Premises or perform restorations thereto in order to comply with Subtenant’s obligations under the preceding sentence. Sublandlord shall reimburse such costs to Subtenant within 10 days after receipt by Sublandlord of an invoice from Subtenant, together with the applicable contractor invoices demonstrating such costs incurred.

4.	RENT.

4.1    The consideration payable by Subtenant for the Premises consists of the Base Rent specified in the Basic Sublease Provisions and Tenant’s Share (as defined in the Master Lease) of Operating Expenses and Tax Expenses (both as defined in the Master Lease) (“Additional Rent,” and collectively with the Base Rent, “Rent”). Sublandlord shall deliver to Tenant copies of the statements of Additional Rent and reconciliation statements provided to Sublandlord by Master Landlord. Except as may be expressly provided herein, Subtenant’s covenant to pay Base Rent and Additional Rent will be independent of every other covenant in this Sublease.

4.2    Beginning on March 1, 2022, and continuing thereafter on the first day of each month during the Term, Subtenant must pay to Sublandlord in advance, and without notice, demand, deduction or offset, the monthly Base Rent Commencing on the Commencement Date and continuing thereafter on the first day of each month during the Term, Subtenant must pay to Sublandlord in advance, and without notice, demand, deduction or offset, 1/12 of the Additional Rent. Sublandlord and Subtenant shall make reconciliation credits or payments, as set forth in Section 7.f. of the Master Lease, and such obligation shall survive the expiration or earlier termination of this Sublease, except with respect to any reconciliation statement not delivered by Sublandlord to Subtenant within twelve (12) months after the expiration date of this Sublease. Sublandlord shall provide Annual Operating and Tax Expense statement to Subtenant within ten (10) business days follow receipt from Master Landlord.

4.3    All Rent must be paid to Sublandlord at the “Sublandlord’s Address for Payment of Rent” specified in the Basic Sublease provisions, or to such other person or such other place as Sublandlord may from time to time designate by giving notice in writing to Subtenant.

4.4    If any Rent is not paid when due, Subtenant must pay a late charge to Sublandlord equal to the greater of (a) 5% of the delinquent amount‐, or (b) all interest and late charges as Sublandlord would sustain under the Master Lease in the event that Sublandlord were delinquent in paying such amount under the Master Lease. Neither demand for, nor receipt of, any late charge called for under this Sublease will (i) operate to waive any default by Subtenant or provide a substitute for Subtenant’s full and timely performance of the obligation to pay Base Rent, or (ii) limit the exercise of any other right or remedy Sublandlord may have under this Sublease in case of Subtenant’s default.

5.	CONDITION AND USE OF PREMISES; BUILDING SERVICES.

(a)    Sublandlord shall provide Subtenant non-exclusive access to enter the Premises commencing on the later of the date this Sublease is executed and delivered by Sublandlord and Subtenant and the date on which Master Landlord grants its consent to this Sublease until the Commencement Date (the “Early Access Period”) to permit Tenant’s construction of improvements and installation of Subtenant’s fixtures, furniture and equipment. At all times during such Early Access Period, Tenant will be subject to and will comply with all of the terms and provisions of this Sublease, except that no Rent or Additional Rent will accrue or be payable by Subtenant during the Early Access Period.

(b)    Sublandlord shall deliver exclusive possession of the Premises to Subtenant on the Commencement Date, together with any items of furniture, fixtures, and equipment located therein and described on Exhibit A hereto which Subtenant notifies Sublandlord, on or before August 31, 2021, that it desires to acquire from Sublandlord (the “Accepted FF&E”), and all other furniture and equipment, other than the Accepted FF&E, removed. Upon commencement of the Term, Sublandlord shall convey, and Subtenant shall accept, the Accepted FF&E to Subtenant by quit claim bill of sale, without any representations or warranties. Notwithstanding anything herein, Subtenant hereby accepts the Premises and Accepted FF&E in their “as-is” condition without any agreements, representations, understandings or obligations on the part of Sublandlord to perform any alterations, repairs or improvements thereto or pay any allowance or inducement. The Premises shall be used in accordance with the terms and provisions of the Master Lease and may be used and occupied solely for Subtenant’s Permitted Use as specified in the Basic Sublease Provisions. Subtenant must not use or suffer or permit the Premises to be used for any other purpose except with Master Landlord’s and Sublandlord’s prior written consent in their sole discretion. Sublandlord shall have no responsibility or obligations with respect to furnishing any services with respect to the Premises.

(c)    Subtenant shall make no changes in or to the Premises of any nature without the Master Landlord’s and Sublandlord's prior written consent. Sublandlord’s consent shall not be unreasonably withheld, and Sublandlord shall use commercially reasonable efforts to consent to such changes within ten (10) business days. Subject to Sublandlord’s approval, Subtenant may, at its sole cost and expense, install a card key security access system to the Premises, subject to compliance with Section 60 (Tenant’s Security) of the Master Lease. Subtenant shall ensure that such Security System is at all times compatible with the Master Landlord’s Building security access control system, shall furnish Sublandlord and Master Landlord with a copy of applicable access card codes or access cards, and Subtenant shall ensure that Sublandlord and Master Landlord shall have access to the Premises at all times by providing not less than 24 hours prior notice of such proposed entry (which may be given by email to designated representative). If an emergency necessitates immediate access to the Premises, no prior notice will be required.. Additionally, Tenant shall ensure that Tenant’s Security System complies with all laws, inclusive of all fire safety laws, and Tenant shall be solely responsible for all maintenance and repairs related to Tenant’s security system. Notwithstanding anything herein, in no event shall Sublandlord have any obligations or liability (whether under theories of tort, strict liability, or otherwise) with respect to such security card system, its maintenance, operation or failure to operate as intended.

(d)    In the event Subtenant shall request any Excess Services or after-Business Hours HVAC as contemplated in Section 17 of the Master Lease, or any other service available from the Master Landlord at additional charges, Subtenant shall be solely responsible for all costs and charges levied by the Master Landlord with respect to the same and shall pay such costs and charges to Sublandlord within fourteen (14) days of Sublandlord delivering to Subtenant an invoice therefor. Sublandlord shall deliver any invoices for services to Subtenant within 30 days of receipt of invoice from Master Landlord.

(e)    Subject to the terms of the Master Lease, Subtenant shall have the rights to signage as provided in Section 51 of the Master Lease; provided, however, Subtenant shall pay to Sublandlord within fourteen (14) days after Subtenant’s receipt of Sublandlord’s invoice therefor, such fee or expense as the Master Landlord may charge Sublandlord to convert Sublandlord signage to Subtenant signage. Sublandlord shall deliver any signage invoices to Subtenant within 30 days of receipt of invoice from Master Landlord. Except as provided above, Tenant acknowledges that it shall have no other rights to signage.

6.         SUBTENANT’S INSURANCE. Subtenant shall maintain throughout the Term of this Sublease such policy or policies of insurance with respect to the Premises as Sublandlord, as tenant, is required to maintain pursuant to the Master Lease. Such insurance shall meet the requirements under Section 15 of the Master Lease. Subtenant’s liability insurance policies shall further include Sublandlord as an additional non-contributory insured and shall not limit coverage to the negligence, acts, or omissions of Sublandlord. Subtenant shall deliver to Sublandlord insurance certificates and endorsements confirming the foregoing coverages and shall timely pay all premiums and charges therefor and upon failure to do so Sublandlord may, but shall not be obligated to, make such payment, in which event Subtenant agrees to pay the amount thereof to Sublandlord on demand. Such policies shall contain a provision that no act or omission of Subtenant will affect or limit the obligation of the insurance company to pay the amount of any loss sustained and shall be non-cancellable except upon thirty (30) days’ advance written notice to Sublandlord.

7.         ASSIGNMENT OR SUBLETTING. Subtenant shall not assign or otherwise transfer, mortgage, pledge, hypothecate or encumber this Sublease or the Premises, or any interest therein, and shall not sublet the Premises or any portion thereof, or any right or privilege appurtenant thereof, or permit any other party to occupy the Premises, or any portion thereof, without the prior written consent of Sublandlord, which shall not be unreasonably withheld, conditioned or delayed, and the Master Landlord. Notwithstanding the foregoing, provided Subtenant obtains the Master Landlord’s consent to a “Permitted Transfer” (as defined below), Subtenant shall not be required to obtain Sublandlord’s consent to such Permitted Assignment. As used herein, “Permitted Transfer” shall mean any assignment or transfer of Subtenant’s rights under this Sublease or any sub-subleasing by Subtenant of all or a portion of the Premises to an entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Subtenant or which acquires substantially all of the assets of Subtenant. No assignment, transfer or subletting by Subtenant shall relieve Subtenant from any of its obligations under this Sublease.

8.	PROVISIONS REGARDING MASTER LEASE.

8.1    This Sublease is, and at all times shall be, subject and subordinate to the Master Lease.

8.2    The obligations of Subtenant to Sublandlord hereunder and the rights of Sublandlord shall be the same as the obligations of tenant to, and the rights of the landlord under, the Master Lease, except for those provisions of the Master Lease which are directly contradicted by the express terms and provisions of this Sublease, in which event the terms of this Sublease shall control over the Master Lease.

8.3    During the Term of this Sublease, Subtenant hereby expressly assumes, and agrees to perform and comply with, for the benefit of Sublandlord, each and every obligation of Sublandlord as the tenant under the Master Lease, except that Sublandlord’s monetary obligations under the Master Lease shall be considered performed by Subtenant to the extent and in the amount that all “Rent is paid to Sublandlord in accordance with Section 4 hereof. Provided, Subtenant does not assume or agree to perform any obligations arising out of or resulting from any default, breach or negligence by the Sublandlord, to the extent caused by Sublandlord under the Master Lease not attributable to any act or omission of Subtenant or default or breach by Subtenant under this Sublease.

8.4    Sublandlord agrees to comply with all monetary obligations under the Master Lease. Sublandlord agrees that it will not enter into an agreement terminating the Master Lease or modify or further amend the Master Lease in any manner without the prior written consent of Subtenant, which consent shall not be unreasonably withheld, conditioned or delayed and shall be deemed given, without need of further documentation, in the event Subtenant fails to provide such consent or objection thereto (together with an explanation of Subtenant’s specific objections) within 30 days after Master Landlord’s delivery of such proposed modification or amendment to the Master Lease.

8.5    Sublandlord represents and warrants to Subtenant that to the actual (as opposed to implied or constructive knowledge) knowledge of Sublandlord as of the Execution Date: (a) the Master Lease is in full force and effect and has not been modified or amended; and (b) no material default exists on the part of Sublandlord, as tenant, under the Master Lease. Notwithstanding anything to the contrary contained in this Sublease (including, without limitation, the provisions of the Master Lease incorporated in this Sublease by reference), Sublandlord makes no representation or warranties whatsoever with respect to the Premises, this Sublease, the Master Lease or any other matter, except as expressly set forth in this Sublease.

8.6    Pursuant to Section 6 of the Master Lease, Sublandlord agrees to hold with Master Landlord a Letter of Credit equal to $680,000 from mutual execution of the Sublease Agreement through Month 40 of the Master Lease term. After such time, subject to the terms and conditions of the Master Lease, the Letter of Credit may be reduced to $510,000. Sublandlord agreed to hold the Letter of Credit at no less than $510,000 for the remaining term of the Master Lease. In the event of default, to be further defined in the Landlord Consent to Sublease, the Master Landlord may draw upon such of Letter of Credit and sublease rent to avoid Sublandlord financial default.

9.	MASTER LANDLORD’S CONSENT.

9.1    This Sublease and the obligations of the parties hereunder are expressly conditioned upon (a) Master Landlord’s delivery of its unconditional consent to this Sublease pursuant to Section 13 of the Master Lease; and (b) Sublandlord not receiving notice from the Master Landlord within 30 days after Sublandlord delivers a Sublease Notice (as defined in Section 13.d. of the Master Lease) that Master Landlord elects to exercise any of Master Landlord’s rights under Section 13.a. or 13.b. of the Master Lease (collectively, “Master Landlord’s Consent”). Subtenant shall promptly deliver to Sublandlord any information reasonably requested by Master Landlord (in connection with Master Landlord’s approval of this Sublease) with respect to the nature and operation of Subtenant’s business and/or the financial condition of Subtenant.

9.2    Sublandlord and Subtenant hereby agree that this Sublease will not (a) create privity of contract between Master Landlord and Subtenant; (b) be deemed to have amended the Master Lease in any regard (unless Master Landlord will have expressly agreed in writing to such amendment); or (c) be construed as a waiver of Master Landlord’s right to consent to any assignment of the Master Lease by Sublandlord or as a waiver of Master Landlord’s right to consent to any assignment by Subtenant of this Sublease or any sub-subletting of the Premises or any part thereof.

9.3    If Master Landlord fails to provide the Master Landlord’s Consent to Sublandlord within 30 days after the date Sublandlord delivers its Sublease Notice to Master Landlord, and provided Master Landlord’s Consent has not been obtained subsequent to the expiration of such 30-day period, then either Sublandlord or Subtenant shall have the right to terminate this Sublease be giving written notice thereof to the other at any time thereafter.

10.	QUIET ENJOYMENT.

10.1    Sublandlord covenants and agrees with Subtenant that upon Subtenant paying the Base Rent and observing and performing all of the other obligations, terms, covenants and conditions of this Sublease on Subtenant’s part to be observed and performed, Subtenant may peaceably and quietly enjoy the Premises during the Term of this Sublease without interference by any party claiming by or through Sublandlord; provided, however, that this Sublease shall automatically terminate upon termination of the Master Lease and Subtenant shall have no claim against Sublandlord with respect thereto unless such termination was caused by the default of Sublandlord in the performance of its obligations under the Master Lease which default does not result from Subtenant’s actions.

10.2    Each party hereby covenants and agrees that it shall not do or suffer or permit anything to be done which would constitute a default under the Master Lease or would cause the Master Lease to be cancelled, terminated or forfeited by virtue of any rights of cancellation, termination, or forfeiture reserved or vested in Master Landlord under the Master Lease.

11.	NOTICES; TIME LIMITS.

11.1    All notices which may or are required to be given by either party to the other must be in writing to the addresses specified in the Basic Sublease Provisions, or at such other place as a party may from time to time designate by notice in writing. Notices will be deemed delivered (i) when received or refused if personally delivered; (ii) two (2) business days after being sent if sent by United States registered or certified mail, postage prepaid, return receipt requested; or (iii) one (1) business day after being sent by a nationally recognized overnight commercial courier service providing receipted delivery.

11.2    Sublandlord and Subtenant shall, within three (3) business days of receipt, forward to one another copies of any and all notices applicable to this Sublease, the Master Lease or the Premises that either of them may receive from Master Landlord under the Master Lease.

11.3    The time limits provided in the Master Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purposes of this Sublease, by lengthening or shortening the same in each instance by three days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be (and each party covenants that it will do so), within the time limit relating thereto contained in the Master Lease.

12.	SECURITY DEPOSIT.

12.1    Concurrently with its execution and delivery of this Sublease to Sublandlord, Subtenant shall deposit the Security Deposit with Sublandlord in the amount set forth in the Basic Sublease Provisions. Sublandlord shall hold the Security Deposit without liability for interest (unless required by law). Sublandlord shall not be required to keep the Security Deposit separate from its other accounts.

12.2    Sublandlord shall hold the Security Deposit as security for the performance of Subtenant’s obligations under this Sublease. The Security Deposit is not an advance payment of Base Rent or a measure of Subtenant’s liability for any damages.

12.3    Subtenant shall have no right to call upon Sublandlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Subtenant, but such use shall be solely in the discretion of Sublandlord, with prior written notice to Subtenant.

12.4    Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Base Rent or other amounts payable by Subtenant hereunder, to repair damage caused by Subtenant, or to clean the Premises to the standard required upon surrender. Subtenant agrees that Sublandlord may, in addition, claim those sums reasonably necessary to compensate Sublandlord for any other foreseeable or unforeseeable loss or damage caused by an act or omission of any Subtenant Parties or breach of this Sublease.

12.5    In the event of a default by Subtenant beyond any applicable cure period set forth in the Master Lease, Sublandlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Base Rent or to cure any uncured default by Subtenant, or in Sublandlord’s discretion apply such Security Deposit after a default, to (a) pay any Base Rent or other sum in default; or (b) compensate Sublandlord for any expense, loss, or damage that Sublandlord may suffer because of Subtenant’s default.

12.6    If Sublandlord applies any portion of the Security Deposit as permitted in Section 12.5, Subtenant shall restore the Security Deposit to its original amount within fifteen (15) business days of Sublandlord’s demand.

12.7    Sublandlord shall return any unapplied portion of the Security Deposit to Subtenant within 60 days after the later to occur of: (i) the date Subtenant surrenders possession of the Premises to Sublandlord in accordance with this Sublease or (ii) the Expiration Date

12.8    If Sublandlord conveys Sublandlord’s interest under this Sublease, the Security Deposit may be assigned by Sublandlord to Sublandlord’s grantee, and if so assigned, provided Sublandlord gives Subtenant notice of the name of such grantee, Subtenant agrees to look solely to such grantee for the proper application of the Security Deposit in accordance with the terms of this Section and the return thereof in accordance herewith. Upon delivery of such notice, Subtenant hereby releases the Sublandlord named herein of any and all liability with respect to the Security Deposit, the application of any proceeds therefrom and its return, and Subtenant agrees to look solely to such grantee. This provision shall also apply to subsequent grantees. Neither the holder of a mortgage nor the Master Landlord shall be responsible to Subtenant for the return or application of the Security Deposit, whether or not it succeeds to the position of Sublandlord hereunder, unless the Security Deposit shall have been actually received by such mortgage holder or Master Landlord.

13.        PARKING. Subject to availability and payment by Subtenant to the Master Landlord or its parking operator, as applicable, of Master Landlord’s then-applicable parking rates, Subtenant may acquire parking access cards for use of parking spaces within the Parking Facilities (as defined in the Master Lease). Subtenant shall have the rights, but no obligation to lease, to utilize up to twenty-six (26) parking spaces, subject to and in accordance with the terms of Section 52 of the Master Lease. Subtenant shall pay to Sublandlord any and all taxes, surcharges, or regulatory fees imposed by any governmental authority upon any parking fees payable by Subtenant in connection with use of the Parking Facilities or upon the actual number of vehicles parked or the amount of time parked. Such payments shall be made monthly with Base Rent if permitted by the applicable governmental authority, or, at Sublandlord’s option, within 30 days following Sublandlord’s invoice therefor.

14.        AMENITIES. Subtenant shall have the right to use the building amenities including but not limited to the fitness center and common area conference facility with the same rights as Sublandlord per the Master Lease.

15.        MISCELLANEOUS.

15.1    Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all losses, liabilities, obligations, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees and costs) arising out of (a) use of the Premises or Parking Facilities by Subtenant or any of its owners, employees, agents, invitees, or contractors (collectively, “Subtenant Parties”), (b) the negligent acts or omissions of any and all Subtenant Parties, and/or (c) default under this Sublease or any default under the Master Lease caused by any Subtenant Parties. Subtenant's obligations under this section shall survive the expiration or earlier termination of this Sublease.

15.2    Subtenant expressly waives any rights which Subtenant may have under any applicable law, in connection with any holdover proceedings which Sublandlord may institute to enforce the provisions of this Sublease. If the Premises are not surrendered upon the expiration or earlier termination of this Sublease, Subtenant hereby indemnifies Sublandlord from and against any and all damages and other amounts incurred or payable by Sublandlord to the Master Landlord, including but not limited to amounts payable by Sublandlord under Section 20.b. (Holding Over) of the Master Lease, resulting from delay by Subtenant in so surrendering the Premises. Subtenant's obligations under this section shall survive the expiration or earlier termination of this Sublease.

15.3    All terms used in this Sublease shall have the same meaning as assigned to them in the Master Lease, except as otherwise expressly provided herein.

15.4    Upon reasonable request from a party hereto, from time to time, each party shall execute and deliver such additional documents and instruments and take such other actions as may be reasonably necessary to give effect to the intents and purposes of this Sublease.

15.5    In the event of any litigation or arbitration proceedings between the parties hereto, the prevailing party in any such proceeding shall be awarded, in addition to the amount of any judgment or other award entered therein, the costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in the proceeding.

15.6    This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to Section 7 above.

15.7    This Sublease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

15.8    Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease, except the Brokers specified in the Basic Sublease Provisions. Sublandlord shall pay commissions to such Brokers pursuant to one or more separate written agreements between Sublandlord and such Brokers. Each party covenants to protect, defend, indemnify and hold harmless the other party from and against any and all costs (including reasonable attorneys’ fees), expense or liability for any compensation, commission and charges claimed by any broker or other agent, other than the Brokers, with respect to this Sublease or the negotiation thereof on behalf of such party.

15.9     SUBLANDLORD AND SUBTENANT HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BASED UPON A BREACH OF THIS SUBLEASE.

15.10    This Sublease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the laws of the state of Colorado, and Sublandlord and Subtenant hereby irrevocably consent to the jurisdiction and proper venue of such state. Time is of the essence with respect to all of Subtenant’s obligations under this Sublease.

15.11    The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Sublease. Without limiting the scope of the prior sentence, it is agreed that Subtenant’s obligations under any provision of this Sublease or the Master Lease that is expressly provided by its terms or otherwise reasonably contemplated to survive the expiration or earlier termination of this Sublease shall survive the expiration or early termination of this Sublease.

15.12    If any term or provision of this Sublease shall to any extent be invalid or unenforceable, the remainder of this Sublease shall not be affected, and each provision of this Sublease shall be valid and enforced to the fullest extent permitted by law.

15.13    The headings and titles to the Articles and Sections of this Sublease are for convenience only and shall have no effect on the interpretation of any part of the Sublease.

15.14    All understandings and agreements previously made between the parties are superseded by this Sublease, and neither party is relying upon any warranty, statement or representation not contained in this Sublease. This Sublease may be modified only by a written agreement signed by Sublandlord and Subtenant.

15.15    Each party represents and warrants to the other that the person or persons executing this Sublease for the representing party are fully authorized to so act and no other action is required to bind Sublandlord to this Sublease and that the representing party has the right and power to execute and deliver this Sublease and to perform its obligations hereunder, subject only to Master Landlord’s Consent, and that the representing party is duly organized and in good standing in its state of formation and is authorized to conduct business in the state where the Premises are located.

15.16    Sublandlord and Subtenant each represent to the other that it has not dealt with other broker other than Newmark (“Subtenant’s Broker”) and CBRE, Inc. (“Sublandlord’s Broker”) in connection with this Sublease and the transaction contemplated hereby. Sublandlord shall compensate Subtenant’s Broker and Sublandlord’s Broker each in accordance with a separate agreement.

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IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease effective as of the Execution Date first set forth above, intending to be bound hereby.

SUBLANDLORD:

Salt Blockchain Inc., f/k/a/ SALT LENDING HOLDINGS, INC.,

a Delaware corporation

SUBTENANT:

[Signature Page]

EXHIBIT A

To be provided

A-1